SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2009

GRAPHICS PROPERTIES HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10441		94-2789662
(Commission File Number)		(IRS Employer Identification No.)

1140 East Arques Ave. Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 524-1980

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2009, Graphics Properties Holdings, Inc. (the “Company”), previously Silicon Graphics, Inc., amended its Amended and Restated Certificate of Incorporation pursuant to the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Silicon Graphics, Inc., a copy of which is attached hereto as Exhibit 3.1 (the “Amendment”).  The Amendment changes the name of the Company from Silicon Graphics, Inc., to Graphics Properties Holdings, Inc.

A resolution was adopted by the Board of Directors, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, on May 9, 2009, for the amendment of the Certificate of Incorporation.  An order has been entered pursuant to the Federal Bankruptcy Code, 11 U .S.C. §101 et seq., on behalf of the Company, approving the Amendment to change the name of the Company.  Stockholder approval for the Amendment is not required under Section 303 of the General Corporation Law of the State of Delaware.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Silicon Graphics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHICS PROPERTIES HOLDINGS, INC.

Date:	June 8, 2009	By:	/s/ Barry Weinert
			Name:	Barry Weinert
			Title:	Chief Restructuring Officer